Exhibit 99.9

Fasken Martineau DuMoulin LLP Barristers and Solicitors Patent and Trade-mark Agents	333 Bay Street, Suite 2400 P.O. Box 20 Toronto, Ontario M5H 2T6 Canada	T +1 416 366 8381 +1800 268 8424 F +1 416 364 7813 fasken.com

March 19, 2020

File No.: 290577.00057

Dear Sirs/Mesdames:

Re:	Village Farms International, Inc. (the “Corporation”)

Prospectus Supplement dated March 19, 2020 to the Final Short Form Base Shelf Prospectus dated June 20, 2019, forming part of the Registration Statement on Form F-10 (File No. 333-232115) filed by the Corporation with the U.S. Securities and Exchange Commission (the “Prospectus Supplement”)

We refer to the Prospectus Supplement of the Corporation in relation to the offering of common shares.

We hereby consent to the reference to our firm name on the face page and under the headings “Legal Matters” and “Documents filed as Part of the Registration Statement” and to the reference to our firm name and to the use of our opinion under the heading “Eligibility for Investment” in the Prospectus Supplement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ FASKEN MARTINEAU DuMOULIN LLP